As filed with Securities and Exchange Commission on September 22, 2017

Registration Statement No. 333-212364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0313393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17305 Daimler St.

Irvine, CA 92614

(949) 470-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Stefanovich

Chief Financial Officer

Cryoport, Inc.

17305 Daimler St.

Irvine, CA 92614

(949) 470-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony Ippolito, Esq.

Snell & Wilmer L.L.P.

600 Anton Blvd., Ste 1400

Costa Mesa, California 92626

Telephone: (714) 427-7000

Facsimile: (714) 427-7799

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Cryoport, Inc. (the “Company,” “Cryoport,” “we” or “us”) previously filed with the U.S. Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-212364) (the “2016 Registration Statement”), which was initially filed on June 30, 2016 and became effective on August 10, 2016.  The 2016 Registration Statement registered 2,020,597 shares of the Company’s common stock (“Shares”) to permit resale by certain selling stockholders. This Post-Effective Amendment No. 1 to the 2016 Registration Statement is being filed to deregister unsold Shares as of the date hereof.

In accordance with the undertaking contained in the 2016 Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company hereby deregisters an aggregate of 2,016,809 unsold Shares because the Company has no further obligation to maintain the effectiveness of a registration statement with respect to the Shares.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in the 2016 Registration Statement was used as a combined prospectus in connection with (i) the 2016 Registration Statement, (ii) the Registration Statement on Form S-1 (File No. 333-203006), which was initially filed on March 25, 2015 and became effective on July 23, 2015 (the “2015 Registration Statement”), and (iii) the Registration Statement on Form S-1 (File No. 333-180326), which was initially filed on March 23, 2012 and became effective on June 21, 2012 (the “2012 Registration Statement”). This Post-Effective Amendment No. 1 to the 2016 Registration Statement does not amend or relate to the 2015 Registration Statement or the 2012 Registration Statement. Concurrently herewith, the Company is filing Post-Effective Amendment No. 4 to the 2015 Registration Statement to (1) convert the 2015 Registration Statement on Form S-1 to Form S-3; and (2) maintain the registration of 1,640,401 shares of the Company’s common stock issuable upon the exercise of the remaining outstanding warrants originally registered pursuant to the 2015 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on this 22nd day of September, 2017.

CRYOPORT, INC.

By:	/s/ Robert Stefanovich
Name: Robert Stefanovich
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerrell W. Shelton	Chairman, President and Chief Executive Officer	September 22, 2017
Jerrell W. Shelton	(Principal Executive Officer)

/s/ Robert S. Stefanovich	Chief Financial Officer, Treasurer and Corporate Secretary	September 22, 2017
Robert S. Stefanovich	(Principal Financial Officer; Principal Accounting Officer)

*	Director	September 22, 2017
Richard J. Berman

*	Director	September 22, 2017
Robert Hariri, M.D., Ph.D.

*	Director	September 22, 2017
Ramkumar Mandalam, Ph.D.

*	Director	September 22, 2017
Edward J. Zecchini

*	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Attorney-in-fact